UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a‑101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a‑12
THE DAVEY TREE EXPERT COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The Davey Tree Expert Company 1500 North Mantua Street Kent, Ohio 44240 330.673.9511

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to Be Held on May 21, 2019

April 5, 2019

Control #: __________
Shareholder of Record (White Card) Beneficial Owner (Green Card)

Dear Davey Shareholder:

You are receiving this communication because you hold shares in The Davey Tree Expert Company. This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.davey.com/about/corporate-information/ or easily request a paper copy.
We encourage you to access and review all of the important information contained in the proxy materials before voting.
- Before You Vote -
How to access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
à Notice of 2019 Annual Meeting of Shareholders and Proxy Statement
à 2018 Annual Report
à Annual Report on Form 10-K for the fiscal year ended December 31, 2018
à Proxy Card
¡ Shareholder of Record (White Card)
¡ Beneficial Owner in The Davey 401KSOP and ESOP (Green Card)

To view and print the above material go to www.davey.com/about/corporate-information/ and then click on the “SEC Filings” link.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or email copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

à BY TELEPHONE: 800.447.1667 Ext. 1030
à BY EMAIL: sendproxy@davey.com

Please submit the request as instructed above on or before May 14, 2019 to facilitate timely delivery.

- How to Vote -
Please Choose One of the Following Voting Methods

Vote by Mail:

On or about April 15, 2019, Shareholders of Record will be mailed a white proxy card and Beneficial Owners in The Davey 401KSOP and ESOP will be mailed a green proxy card. Included in the mailing will be: another copy of this letter, a return envelope and a copy of the 2018 Annual Report. We encourage you to vote. When you receive your proxy card in the mail, please sign, date and return your proxy card in the envelope provided. NOTE: Cards received without a control number and/or signature will not be voted.

To vote a printed card from the Davey website, you must write in your control number that is located on the top of this letter on the printed proxy card and mail to the address set forth above. Please note that preprinted proxy cards will be mailed to you the week of April 15, 2019.

Vote in Person:

If you attend the Annual Meeting of Shareholders, you will have the opportunity to vote in person by ballot. If you previously submitted your vote by returning your proxy card, you may revoke your proxy and vote in person.

- Voting Item -

Proposal One:

Elect three directors to the class to serve for a three-year term of office expiring at the Company’s 2022 Annual Meeting of Shareholders. The nominees for the Board of Directors are: William J. Ginn; Douglas K. Hall and Alejandra Evans.

The Board of Directors recommends that you vote to elect the nominees listed above.
We thank you for your attention and ask that you contact us with any questions.

Sincerely,

/s/ Joseph R. Paul
Joseph R. Paul
Executive Vice President, Chief Financial Officer and Secretary

Annual Meeting of Shareholders

May 21, 2019

5:00 p.m., Eastern Daylight Time

The Davey Tree Expert Company
Corporate Headquarters, Davey Institute Building
1500 North Mantua Street Kent, Ohio 44240